Exhibit 10.1

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of November 15, 2023 between Singularity Future Technology Ltd., a Virginia company (the “Company”), and each of the investors listed on Annex A attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company is offering an aggregate of 17,000,000 shares of its common stock, with no par value per share (“Common Stock”) (the “Shares”) and 17,000,000 warrants, with each warrant initially exercisable to purchase one share of Common Stock at an exercise price of $0.607 per share (the “Warrants”, together with the Shares, the “Securities”) to the Purchasers in a place placement in the form of Units, with each unit of Securities comprised of one Share and one Warrant (each a “Unit” and collectively, “Units”); and

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Units of Securities set forth opposite such Purchaser’s name in Annex A, at a price of $0.58 per Unit; and

WHEREAS, the Company intend for the purchase of Units as set forth herein to be made pursuant to Section 4(a)(1) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase; Cancellation.

(a) Securities.

(i) Subject to the terms and conditions hereof, each Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company at the Closing, and the Company agrees to issue and sell to each Purchaser at the Closing (as defined below), the number of Units of Securities set forth opposite such Purchaser’s name in Annex A, at a purchase price of $0.58 per Unit. The aggregate purchase price for the Securities to be purchased by each Purchaser (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name Annex A (the “Purchase Price”).

(ii) Each Purchaser acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Agreement.

(iii) The closing of the purchase and sale of the Securities (the “Closing”) shall take place on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 1(b) below are satisfied or waived, or at such other time and place as the Company may designate by notice to the Purchasers. On the date of the Closing, the Company shall issue to each Purchaser the number of Securities that he/she has purchased pursuant to Section 1(a)(i). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

(iv) Each Purchaser shall pay his/her respective Purchase Price by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Annex A hereto. The Company shall deliver certificates representing the Securities to each Purchaser at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

(b) Closing Conditions. Each Purchaser’s obligation to purchase the Securities specified in Annex A and the Company’s obligation to sell the Securities to each Purchaser is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, and such Purchaser in their sole discretion with respect to the other parties’ conditions):

(i) On the Closing, as applicable, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(ii) The representations and warranties of the Company, such Purchaser, contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing, as if made on the date of the Closing (other than the representations and warranties set forth in Sections 3(b) and 3(g), which shall be true and correct as of the Closing).

(c) Delivery of Securities.

(i) The Company shall register each Purchaser as the owner of the Securities specified in Annex A with the Company’s transfer agent by book entry on or prior to the date of the Closing (provided that prior to the Company’s appointment of a transfer agent it shall register such Purchaser as the owner of such securities in the Company’s register of members upon issuance thereof).

(ii) Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend (in addition to any other required legends, as applicable), in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d) Legend Removal. Following the expiration of the transfer restrictions set forth in Section 4(a), if the Securities are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then the Company will use its reasonable best efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii), subject to compliance by each Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

2. Representations, Warranties and Covenants of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. Such Purchaser has all requisite power and authority to carry on his/her business as presently conducted and as proposed to be conducted.

(b) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any instrument, judgment, order, writ or decree to which he/she is a party or by which he/she is bound, (ii) under any note, indenture or mortgage to which he/she is a party or by which he/she is bound, (iii) under any lease, agreement, contract or purchase order to which he/she is a party or by which he/she is bound or (iv) under any provision of federal or state statute, rule or regulation applicable to such Purchaser, in each case (other than clause (i)), which would have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. Such Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. Such Purchaser understands that the offer and sale of the Securities to such Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, he/she may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Such Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that such Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to his/her purchase of Securities hereunder.

(h) No Public Market. Such Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk. Such Purchaser understands that the purchase of the Private Placement Warrants involves a high degree of risk which could cause such Purchaser to lose all or part of his/her investment.

(j) Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and has filled out an applicable investor questionnaire for this purpose.

(k) No General Solicitation. Neither such Purchaser, nor any of his/her officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to his/her knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m) Adequacy of Financing. Such Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy his/her obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of such Purchaser nor any person acting on behalf of such Purchaser nor any of such Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Purchaser and this offering, and such Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, such Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) with respect to the transactions contemplated hereby.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to each of the Purchasers as follows:

(a) Organization and Corporate Power. The Company is incorporated and validly existing and in good standing under the laws of the state of Virginia and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof:

(i) 50,000,000 shares of Common Stock, 17,515,526 shares issued and outstanding as of the date hereof.

(iii) 2,000,000 shares of Preferred Stock, none of which is issued and outstanding as of the date hereof.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Securities, has been taken on or prior to the date hereof. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of the Securities.

(i) The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Securities will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the Memorandum and Articles of Association, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(h) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No General Solicitation. Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Private Placement Warrants.

(l) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchasers in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company.

(m) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Additional Agreements and Acknowledgements of the Purchasers.

(a) Transfer Restrictions. Each Purchaser agrees that he/she shall not Transfer (as defined below) (i) any Shares until the earlier of (A) six months after the Closing and (B) the date following the Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock for cash, securities or other property (such period, the “Lock-up Period”) or (ii) any Warrants until 30 days after the Closing. Notwithstanding the first sentence hereinabove, Transfers of the Securities are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors,, (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of that is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales at prices no greater than the price at which the applicable securities were originally purchased, (vi) by virtue of the laws of the state of Virginia, (vii) in the event of the Company’s liquidation, (viii) to the Company for no value for cancellation, or (ix) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, however, that in the case of clauses (i) through (ix), these permitted transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that this Section 6(a) shall not prohibit the Purchaser from effecting a Short Sale (as defined below) with securities that do not constitute “Securities” under this Agreement.

(b) No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on his/her behalf, will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 6(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

5. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Singularity Future Technology Ltd., 98 Cutter Mill Road, Suite 311, Great Neck, New York 11021, Attention: Sherry Feng, Email: sherryf@singularity.us , with a copy to Carter Ledyard & Milburn LLP, 28 Liberty Street, New York, NY 10005, Attention: Pang Zhang-Whittaker, Esq., E-mail: zhang@clm.com, and Guy Ben-Ami, Esq., E-mail: benami@clm.com. All communications to each Purchaser shall be sent to such Purchaser’s mailing address or email address as set forth in Annex A, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 5(a).

(b) No Finder’s Fees. Each party represents that they neither are nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of his/her officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless each of the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to their choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and each of the Purchasers.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchasers will bear their own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 4(b) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, each Purchaser shall be permitted to disclose any information to his/her affiliates and his/her and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that such Purchaser shall be liable for any breach of such confidentiality obligations by any such person or entity.

(s) Tax Treatment. The parties hereto intend, for U.S. federal income tax purposes, that the issuance and sale of the Securities by the Company (or the successor registrant of the Company) to each Purchaser is solely in exchange for contributions by such Purchaser of funds to the capital of the Company (or the successor registrant of the Company) (the “Intended Tax Treatment”). The parties hereto agree not to take any tax reporting position inconsistent with the Intended Tax Treatment unless required to do so by a final determination as defined in Section 1313 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that nothing in this Section 5(s) shall prevent any party or the Company from (i) settling any proposed deficiency or adjustment by any tax authority based upon or arising out of the Intended Tax Treatment, or (ii) require any party or the Company to litigate before any court of competent jurisdiction any proposed deficiency or adjustment by any tax authority challenging the Intended Tax Treatment.

[Signature page follows]

IN WITNESS WEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Ziyuan Liu
Name:	Ziyuan Liu
Title:	Chief Executive Officer

PURCHASER:

Ruiyang Wang

/s/ Ruiyang Wang

Yaqian Du

/s/ Yaqian Du

Jingjing Tan

/s/ Jingjing Tan

Siqi Wang

/s/ Siqi Wang

Shenshen Luo

/s/ Shenshen Luo

Guangjun Du

/s/ Guangjun Du

Yifan Li

/s/ Yifan Li

Shengnan Xia

/s/ Shengnan Xia

Peiqi Chen

/s/ Peiqi Chen

Zipei Wu

/s/ Zipei Wu

Yaqian Du

/s/ Yaqian Du

Annex A

Schedule of Purchasers

	Purchaser	Address	Units of Securities	Aggregate Purchase Price to be Paid
1.	Ruiyang Wang	Xigaohuang 7-2, Jiaodian County, Xinhua District, Pingdingshan, Henan Province, China	1,700,000	US$986,000
2.	Yaqian Du	Daying Community, #11, Weidong District, Pingdingshan, Henan Province, China	1,700,000	US$986,000
3.	Jingjing Tan	Tanzhuang Village, Yingyang Town, Xiangcheng County, Henan Province, China	1,700,000	US$986,000
4.	Siqi Wang	3 Youyue N Rd, Building 6, #50, Weidong District, Pingdingshan, Henan Province, China	1,700,000	US$986,000
5.	Shenshen Luo	Xiaoluo Manor, Liangzhuang Village, Lianji Town, Shangshui County, Henan Province, China	1,700,000	US$986,000
6.	Guangjun Du	1 Gaodaoshi Manor, Yeyi Town, Ye County, Henan Province, China	1,700,000	US$986,000
7.	Yifan Li	36 Haian Rd, Building 6, Unit 2, Apt 1201, Shibei District, Qingdao, Shandong Province, China	1,700,000	US$986,000
8.	Shengnan Xia	Guanghua Rd, Building 8, #7, Weidong District, Pingdingshan, Henan Province, China	1,700,000	US$986,000
9.	Peiqi Chen	5 Xinhua N Rd East, Beiyuan Community, Building 6, #50, Weidong District, Pingdingshan, Henan Province, China	1,700,000	US$986,000
10.	Zipei Wu	N 13 Jianshe Middle Rd, Building 15, #46, Weidong Disctrict, Pingdingshan, Henan Province, China	1,700,000	US$986,000
	Total		17,000,000	9,860,000